Exhibit A-17

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.

/s/ Daniel E. Shapiro
Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF INCORPORATION

- of -

CLAY-PARK REALTY CO., INC.

(Pursuant to Article Two of the Stock Corporation Law).

– – –

WE, THE UNDERSIGNED, for the purpose of forming a corporation pursuant to Article Two of the Stock Corporation Law of the State of New York, certify:

FIRST: The name of the proposed corporation is CLAY-PARK REALTY CO., INC.

SECOND: The purposes for which this corporation is formed are as follows, to wit:

(a) To take, buy, exchange, lease, or otherwise acquire real estate and any interest or right therein, and to hold, own, operate, control, maintain, manage and develop the some and to construct, maintain, alter, manage and control, directly or through ownership of stock in any other corporation any and all kinds of buildings, stores, offices, warehouses, mills, shops, factories, machinery and plants, and any all other structures and creations which may at any time be necessary, useful, or advantageous for the purposes of this corporation.

(b) To sell, assign and transfer, convey, lease, or otherwise alienate or dispose of, and to mortgage or otherwise encumber the lands, buildings, real and personal property of the corporation wherever situated, and any and all legal and equitable interests therein.

(c) To purchase, sell, lease, manufacture, deal in and deal with every kind of goods, wares and merchandise and every kind of personal property, including patents and patent rights, chattels, easements, privileges, franchises which may lawfully be purchased, sold, produced or dealt in by corporations formed under Article Two of the Stock Corporation Law of the State of New York.

(d) To purchase, acquire, hold and dispose of the state bonds and other evidences of indebtedness of any corporation, domestic or foreign, and to issue in exchange therefor its stocks, bonds or other obligations, and to exercise in respect thereof all the rights, powers and privileges of individual owners, including the right to vote thereon; and to aid in any manner permitted by law any corporation of which any bonds or other securities or evidences of indebtedness or stocks are held by this corporation, and to do any acts or things designed to protect, improve or enhance the value of any such bonds or other securities or evidence of indebtedness of stock.

(e) As principal, agent or broker, and on commission or otherwise, to buy, sell, exchange, lease, let, grant or take licenses in respect of, improve, develop, repair, manage, maintain and operate real property of every kind corporeal and incorporeal, and every kind of estate, right or interest therein or pertaining thereto; to plan, design, construct, improve, repair, rase and wreck buildings, structures, and works of all kinds, for itself and for others; to buy, sell and deal in building structures and works of all kinds, for itself or for others; to buy, sell and deal in buildings, materials and supplies; to advance loans secured by mortgages or other liens on real estate; to act as loan brokers; generally to do everything suitable, proper and conducive to the successful conduct of a real estate business and real estate agency and brokerage business in all its branches and departments.

(f) The foregoing and following clauses shall be construed as objects and powers in furtherance and not in limitation of the general powers conferred by the laws of the State of New York; and it is hereby expressly provided that the foregoing and following enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation, and that this corporation may do all and everything necessary, suitable or proper for the accomplishment of any of the purposes or objects hereinabove enumerated either alone or in association with other corporations, firms or individuals, to the same extent and as fully as individuals might or could do as principals, agents, contractors or otherwise.

THIRD: The number or shares of stock which the corporation will be authorized to issue is Two Hundred (200) Shares of Common Stock, each of no par value. The capital of the corporation shall be at least equal to the sum of the aggregate par value of all the shares issued having par value, plus the aggregate amount of consideration received by the corporation for the issuance of shares without par value, plus such amounts as, from time to time, by resolution of the Board of Directors, may be transferred thereto.

FOURTH: The office of the corporation is to be located in the City of New York, County of New York, State of New York. The address to which the Secretary of State shall mail a copy of any process against the corporation which may be served upon him pursuant to law is in care of Tenzer, Greenblatt, Fallon & Kaplan, 1501 Broadway, Manhattan, City of New York.

FIFTH: The duration of said corporation shall be perpetual.

SIXTH: The number of directors shall be four, who need not be stockholders.

SEVENTH: The names and post office addresses of the directors until the first annual meeting of the stock-holders are as follows:

NAMES	POST OFFICE ADDRESSES
BARNETT ROSENFELD	1501 Broadway, New York City
ELVIE HOLZER	1501 Broadway, New York City
HARRIET FLOME	1501 Broadway, New York City
MARY GORDON	1501 Broadway, New York City

EIGHTH: The names and post office addresses of the subscribers of this certificate of incorporation and a statement of the number of shares which each agrees to take in the corporation are as follows:

NAMES	P. O. ADDRESSES	NO. OF SHARES
BARNETT ROSENFELD	1501 Broadway, New York City	1
ELVIE HOLZER	1501 Broadway, New York City	1
HARRIET FLOME	1501 Broadway, New York City	1
MARY GORDON	1501 Broadway, New York City	1

NINTH: The Secretary of State is designated as the agent of the corporation upon whom process in any action or proceeding against it may be served within the State of New York.

TENTH: All of the subscribers of this certificate are of full age, and at least two-thirds of them are citizens of the United States, at least one of them is a resident of the State of New York, and at least one of the persons named as a director is a citizen of the United States and a resident of the State of New York.

IN WITNESS WHEREOF, we have made, subscribed and acknowledged this certificate this 7th day of November, 1945.

On this 7th day of November, 1945, before me personally came MARY GORDON, ELVIE HOLZER, HARRIET FLOME and BARNETT ROSERFELD, to me known and knows to be the individuals described and who executed the foregoing certificate of incorporation, and they duly acknowledged to me that they executed the same.

6510 62 CERTIFICATE OF INCORPORATION - of - CLAY-PARK REALTY CO., INC. - - - Pursuant to Article Two of the Stock Corporation Law. - - -

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.

/s/ Daniel E. Shapiro
Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF CHANGE OF ADDRESS TO WHICH SECRETARY

OF STATE IS DIRECTED TO MAIL COPIES OF

PROCESS, PURSUANT TO SEC. 24 OF THE STOCK

CORPORATION LAW.

–  –  –  –

CLAY-PARK REALTY CO. INC., a corporation duly organized and existing under the laws of the State of New York, pursuant to Sec. 24 of the Stock Corporation Law of the State of New York, states:

1. That the Certificate of Incorporation of this corporation was filed with the Secretary of State on November 8, 1945.

2. That the address designated in the aforesaid Certificate of Incorporation as the address to which the Secretary of State is directed to mail copies of process that may be served upon him in actions or proceedings brought against the corporation is as follows:

c/o	TENZER, GREENBLATT, FALLON & KAPLAN,
Attorneys,
1501 Broadway
Borough of Manhattan, City of New York.

3. That the address to which the Secretary of State is directed hereafter to mail copy of process against the corporation is hereby changed to:

3339 Park Avenue,
New York 56, N. Y.

IN WITNESS WHEREOF, said corporation has caused this certificate to be executed in its name and under its corporate seal by its President, ABRAHAM J. DUBIN, this 18th day of April, 1950.

President.

STATE OF NEW YORK	)
CITY OF NEW YORK	)	SS:
COUNTY OF NEW YORK	)

On this 18th day of April, 1950, before me personally came ABRAHAM J. DUBIN, to me known and known to me to be the person described in and who executed the foregoing Certificate, and he thereupon duly acknowledged to me that he executed the same, and being duly sworn, deposes and says that he resides at 336 West End Avenue, Borough of Manhattan, City of New York; that he is the President of CLAY-PARK REALTY CO. INC., the corporation described in the foregoing instrument and that he executed the said instrument in the name of said corporation and affixed thereto the corporate seal of such corporation, for the purpose of complying with Sec. 24 of the Stock Corporation Law of the State of New York.

7748            112

CERTIFICATE OF CHANGE OF

ADDRESS TO WHICH SECRETARY

OF STATE IS DIRECTED TO MAIL

COPIES OF PROCESS

Pursuant to Sec. 24 of the

Stock Corporation Law.

of

CLAY-PARK REALTY CO. INC.

– – – – – – – – – – – – –

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.
/s/ Daniel E. Shapiro
Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF AMENDMENT

of

CERTIFICATE OF INCORPORATION

of

CLAY-PARK REALTY CO., INC.

Pursuant to Section 36 of

the stock Corporation Law

We, the undersigned, being the holders of record of all of the outstanding shares of the corporation entitled to vote, certify:

1. The name of the corporation is CLAY-PARK REALTY CO., INC.

2. The Certificate of Incorporation was filed in the office of the Secretary of State on the 8th day of November, 1945.

3. The Certificate of Incorporation is hereby amended as authorized in subdivision 2 of Section 35 of the Stock Corporation Law to effect the following amendment:

to change the statement with reference to the number of directors.

4. To accomplish such amendment, paragraph “SIXTH” of the Certificate of Incorporation referring to the number of directors of the corporation is amended to read as follows:

“SIXTH: The number of directors shall be not less than three nor more than eleven. Directors need not be stockholders.”

IN WITNESS WHEREOF, we have made and subscribed this Certificate this 24th day of May, 1957.

DAITCH CRYSTAL DAIRIES, INC.

By	/s/ Louis H. Taxin
Louis H. Taxin, President

L. DAITCH & CO., INC.

By	/s/ Herbert B. Daitch
Herbert B. Daitch, President

STATE OF NEW YORK	)
COUNTY OF NEW YORK	)	SS:

On this 24th day of May, 1957, before me personally came LOUIS H. TAXIN and HERBERT B. DAITCH, to me known who, being by me duly sworn, did depose and say that they are duly authorized officers of DAITCH CRYSTAL DAIRIES, INC. and L. DAITCH & CO., INC., to wit, the Presidents of each thereof, respectively, the corporations described in and which executed the above Certificate; that they each know the respective seals of said corporations; that the seals affixed to said instrument are such corporate seals; that they are so affixed by orders of the respective Boards of Directors of said corporations, and that they signed their respective names thereto by like order.

STATE OF NEW YORK	)
COUNTY OF NEW YORK	)	SS:

SAUL J. WEINERT, being duly sworn, deposes and says: That he is the Assistant Secretary of CLAY-PARK REALTY CO., INC.; that the persons who executed the foregoing Certificate in person or by proxy constitute the holders of record of all of the outstanding shares of the corporation entitled to vote with relation to the proceedings provided for in this Certificate.

Sworn to before me, this 24th day of May, 1957.

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF CLAY-PARK REALTY CO., INC. (Pursuant to Section 36 of the Stock Corporation Law)	65123

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.

/s/ Daniel E. Shapiro

Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

873873

CERTIFICATE OF CHANGE

OF

CLAY-PARK REALTY CO., INC.

(Under Section 805-A of the Business Corporation Law)

Pursuant to the provisions of Section 805-A of the Business Corporation Law, the undersigned being respectively the President and the Secretary of CLAY-PARK REALTY CO., INC. (hereinafter called the “Corporation”) hereby certify as follows:

FIRST: The name of the Corporation is CLAY-PARK REALTY CO., INC. The name under which the Corporation was formed is DAITCH AND DUBIN DAIRY STORES CORP.

SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on November 7, 1945.

THIRD: The change in the Certificate of Incorporation effected by this Certificate of Change is as follows:

To change the post office address and the location of the office to which the Secretary of State of the State of New York shall mail a copy of any process against the Corporation served upon said Secretary of State.

FOURTH: To accomplish the foregoing change, Article “4” of the Certificate of Incorporation, relating to change of process address, is hereby stricken out in its entirety, and the following new Article is substituted in lieu thereof:

“4: The principal office of said Corporation is to be located in the Borough of Bronx, County of Bronx, City and State of New York, and the Address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him, shall be 400 Walnut Avenue, Bronx, New York.”

The foregoing change was approved by the Board of Directors.

IN WITNESS WHEREOF, we have subscribed this document on November 19, 1970, and hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

/s/ Herbert B. Daitch
HERBERT B. DAITCH, President

/s/ Robert Sidorsky
ROBERT SIDORSKY, Secretary

Original

873873

CERTIFICATE OF CHANGE

OF

CLAY-PARK REALTY CO., INC.

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010. /s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

NYS Department of State Division of Corporations, Records and UCC Albany, NY 12231-0002 www.dos.state.ny.us	Business Corporation Biennial Statement
56754 Business Name: CLAY-PARK REALTY CO., INC. CLAY-PARK REALTY CO., INC. ATTN: TAX DEPT 2 PARAGON DR MONTVALE NJ 07645	56754

The Business Corporation Law requires corporations to update information with the Department of State every two years in the calendar month in which the corporation was formed or authorized. Farm Corporations are EXEMPT from this requirement and should complete Parts 4 and 5 ONLY. Please review the information in Parts 1, 2 and 3. Update the information in the space provided, if necessary. If no changes are necessary, proceed to Part 5. A corporation which fails to timely file its Biennial Statement shall be shown to be past due on the Department of State’s records.

Part 1: Name and Business Address of Chief Executive Officer

2 PARAGON DR MONTVALE NJ 07645	Name
	Christian Haub
	Address
	2 Paragon Drive
	City	State	Zip
	Montvale	NJ	07645

Part 2: Street Address of the Principal Executive Office (A Post Office Box cannot be substitued)

CLAY-PARK REALTY CO., INC. ATTN: TAX DEPT 2 PARAGON DR MONTVALE NJ 07645	Address Line 1

Address Line 2

	City	State	Zip

Part 3: Address for Service of Process

CLAY-PARK REALTY CO., INC. C/O A & P 2 PARAGON DR MONTVALE NJ 07645	Name

Address

	City	State	Zip

Part 4: Farm Corporation Exemption

☐ Check if applicable

This corporation is a farm corporation and is NOT required to update information with the Department of State every two years. A farm corporation is a corporation engaged in the production of crops, livestock and livestock products on land used in agricultural production. Farm corporations should complete Parts 4 and 5 ONLY and return the form to the Department of State. No filling fee is required for farm corporations.

Part 5: Signature of Officer, Director, Attorney-in-Fact or Authorized Person

/s/ Michael Gualtieri	/s/ Michael Gualtieri
Signature	Name of Signer (Please Print)

Vice President
Title of Signer (Please Print)

DOS-1179 (08/06)